Exhibit 4.7

DRAFT 2: 06/11/03

               THIRD ISSUER PAYING AGENT AND AGENT BANK AGREEMENT

                                 DATED [ ], 2003
                         PERMANENT FINANCING (NO. 3) PLC
                          CITIBANK, N.A., LONDON BRANCH
                            AS PRINCIPAL PAYING AGENT
                          CITIBANK, N.A., LONDON BRANCH
                                  AS AGENT BANK
                         CITIBANK, N.A., NEW YORK BRANCH
                               AS US PAYING AGENT
                          CITIBANK, N.A., LONDON BRANCH
                                  AS REGISTRAR
                          CITIBANK, N.A., LONDON BRANCH
                                AS TRANSFER AGENT

                                      AND

                              THE BANK OF NEW YORK
                                 AS NOTE TRUSTEE

                                 IN RESPECT OF


      US$[1,000,000,000] SERIES 1 CLASS A ASSET BACKED FLOATING RATE NOTES DUE [DECEMBER 2004]
            US$[{circle}] SERIES 1 CLASS B ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042
            US$[{circle}] SERIES 1 CLASS C ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042
        US$[1,500,000,000] SERIES 2 CLASS A ASSET BACKED FLOATING RATE NOTES DUE [JUNE 2009]
            US$[{circle}] SERIES 2 CLASS B ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042
            US$[{circle}] SERIES 2 CLASS C ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042
      US$[1,000,000,000] SERIES 3 CLASS A ASSET BACKED FLOATING RATE NOTES DUE [DECEMBER 2033]
            US$[{circle}] SERIES 3 CLASS B ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042
            US$[{circle}] SERIES 3 CLASS C ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042
       E[700,000,000] SERIES 4 CLASS A1 ASSET BACKED FLOATING RATE NOTES DUE [SEPTEMBER 2033]
{pound-sterling}[300,000,000] SERIES 4 CLASS A2 ASSET BACKED FLOATING RATE NOTES DUE [SEPTEMBER 2033]
             E[{circle}] SERIES 4 CLASS B ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042
             E[{circle}] SERIES 4 CLASS C ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042
{pound-sterling}[400,000,000] SERIES 5 CLASS A ASSET BACKED FIXED-FLOATING RATE NOTES DUE [JUNE 2042]
             E[{circle}] SERIES 5 CLASS B ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042
             E[{circle}] SERIES 5 CLASS C ASSET BACKED FLOATING RATE NOTES DUE JUNE 2042

                                 ALLEN & OVERY

                                     London

                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Definitions and Interpretation..........................................1
2.    Appointment of the Agents...............................................2
3.    The Third Issuer Notes..................................................2
4.    Delivery  of  Definitive  Third  Issuer Notes; Transfers and Exchanges of
      Global Third Issuer Notes...............................................5
5.    Replacement Third Issuer Notes..........................................5
6.    Payments to the Principal Paying Agent..................................6
7.    Payments to Noteholders.................................................8
8.    Miscellaneous Duties of the Principal  Paying  Agent,  the  Registrar and
      Transfer Agent.........................................................11
9.    Agents to Act for Note Trustee.........................................15
10.   Fees and Expenses......................................................16
11.   Terms of Appointment...................................................17
12.   Termination of Appointment.............................................19
13.   Non-Petition...........................................................23
14.   Assignment.............................................................24
15.   Time...................................................................24
16.   Notices and Demands....................................................24
17.   Miscellaneous..........................................................25
18.   Exclusion of Third Party Rights........................................26
19.   Governing Law..........................................................26
20.   Exclusion of Liability.................................................27

SCHEDULE

1.    Specified Offices of the Agents........................................28
2.    Regulations  Concerning the Transfer, Exchange and Registration  of
      the Registered Definitive Third Issuer Notes...........................29
      Signatories............................................................31

THIS  THIRD  ISSUER  PAYING   AGENT   AND  AGENT  BANK  AGREEMENT  is  made  on
[           ], 2003

BETWEEN:

(1) PERMANENT FINANCING (NO. 3) PLC (registered number 4907355), a public limited company incorporated under the laws of England and Wales whose registered office is Blackwell House, Guildhall Yard, London EC2V 5AE (the THIRD ISSUER);

(2) CITIBANK, N.A., LONDON BRANCH, acting through its office at 5 Carmelite Street, London EC4Y 0PA in its capacity as the Principal Paying Agent;

(3) CITIBANK, N.A., LONDON BRANCH, acting through its office at 5 Carmelite Street, London EC4Y 0PA in its capacity as Agent Bank;

(4) CITIBANK, N.A., NEW YORK BRANCH, acting through its office at 14th Floor, Zone 3, 111 Wall Street, New York, New York 10043 in its capacity as the US Paying Agent;

(5) CITIBANK, N.A., LONDON BRANCH, acting through its office at 5 Carmelite Street, London EC4Y 0PA in its capacity as the Registrar;

(6) CITIBANK, N.A., LONDON BRANCH, acting through its office at 5 Carmelite Street, London EC4Y 0PA in its capacity as the Transfer Agent; and

(7) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL, acting in its capacity as Note Trustee.

WHEREAS:

(A) Under the Third Issuer Deed of Charge the Third Issuer will charge and assign to the Security Trustee all of its right, title, interest and benefit, present and future, in, to and under this Agreement and the other Third Issuer Transaction Documents.

(B) The Agents are willing to provide agency services to the Third Issuer and the Note Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      The Amended and Restated Master Definitions and Construction Schedule and the Third Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on {circle}, 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Third Issuer Master
      Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and the Third Issuer Master Definitions and Construction Schedule. In the event of a  conflict  between  the Amended and  Restated  Master  Definitions  and
      Construction   Schedule and the  Third  Issuer  Master   Definitions  and
      Construction   Schedule,   the   Third   Issuer  Master  Definitions  and
      Construction
      Schedule shall prevail.

2.    APPOINTMENT OF THE AGENTS

2.1   APPOINTMENT

      (a) Upon and subject to the terms of this Agreement, the Third Issuer and, for the purposes of Clause only, the Note Trustee, hereby appoints to carry out each of its respective obligations on a several but not joint basis:

             (i) the Principal Paying Agent as principal paying agent in respect of the Third Issuer Notes;

             (ii) the US Paying Agent as paying agent in the United States in respect of the Third Issuer Notes;

             (iii) the  Agent Bank as agent bank for the purpose of determining interest payable in respect of the Third Issuer Notes;

             (iv) the Registrar as registrar for the purpose of recording the holders of the Third Issuer Notes; and

             (v) the Transfer Agent as transfer agent in respect of the Third Issuer Notes.

      (b) The Third Issuer appoints the Agent Bank acting through its Specified Office as its agent in relation to the Third Issuer Notes for the purposes specified in this Agreement and in the Conditions.

2.2   ACCEPTANCE OF APPOINTMENT BY PAYING AGENTS, REGISTRAR AND TRANSFER AGENT

      The Agents accept their respective appointments as agent of the Third Issuer and, for the purpose of Clause only, as agent of the Note Trustee in relation to the Third Issuer Notes and shall comply with the provisions of this Agreement.

2.3   ACCEPTANCE OF APPOINTMENT BY AGENT BANK

      The Agent Bank accepts its appointment as agent of the Third Issuer for the purpose, inter alia, of calculating the rate of interest on the Third Issuer Notes in accordance with the Conditions and this Agreement.

3.    THE THIRD ISSUER NOTES

3.1   REG S GLOBAL THIRD ISSUER NOTES AND DOLLAR GLOBAL THIRD ISSUER NOTES

      The Reg S Global Third Issuer Notes and the Dollar Global Third Issuer Notes shall be in substantially the form set out in the First Schedule to the Third Issuer Trust Deed and shall, in each case, be executed manually or in facsimile by an Authorised Signatory of the Third Issuer and authenticated manually by or on behalf of the Registrar on the Third Issuer Closing Date.

3.2   DEFINITIVE THIRD ISSUER NOTES

      (a)    Each Definitive Third Issuer Note shall:

             (i) be in substantially the form set out in the Second Schedule to the Third Issuer Trust Deed;

             (ii) be printed, lithographed or typewritten in accordance with all applicable legal and stock exchange requirements;

             (iii) bear a unique certificate number; and

             (iv) be executed manually or in facsimile by an Authorised Signatory of the Third Issuer and authenticated manually by or on behalf of the Registrar.

      (b) If the Third Issuer is required to deliver Definitive Third Issuer Notes pursuant to the terms of the relevant Global Third Issuer Note and the Third Issuer Trust Deed, the Third Issuer shall arrange for Definitive Third Issuer Notes in an aggregate principal amount equal to the Principal Amount Outstanding of the relevant Global Third Issuer Note to be made available to or to the order of the Registrar by the date falling 30 days after the occurrence of the relevant event as set out in Clause 3 of the Third Issuer Trust Deed. Any Definitive Third Issuer Notes will be in registered form and, in each case, in an Authorised Denomination. The Third Issuer shall also arrange, on written request by the Registrar, for such Definitive Third Issuer Notes as are required to enable the Registrar to perform its obligations under Clause to be made available to or to the order of the Registrar from time to time.

3.3   FACSIMILE SIGNATURES

      The Third Issuer may use for the purposes of executing any Global Third Issuer Notes or Definitive Third Issuer Notes, the facsimile signature of any person who at the date of this Agreement was duly authorised to sign the same on behalf of the Third Issuer, even if at the time of issue of such Global Third Issuer Note or Definitive Third Issuer Note, such person no longer holds (for whatever reason including death) the relevant office and any Global Third Issuer Notes or Definitive Third Issuer Notes so executed and authenticated will be valid and binding obligations of the Third Issuer. No Global Third Issuer Note or Definitive Third Issuer Note shall be valid for any purpose until it has been authenticated by the Registrar, as the case may be, in accordance with this Agreement and the Third Issuer Trust Deed.

3.4   AVAILABILITY

      The Third Issuer shall, on or prior to the Third Issuer Closing Date, deliver each unauthenticated Global Third Issuer Note to or to the order of the Registrar for authentication in accordance with Clause 3.1 and 3.9. The Registrar shall, on or about the Third Issuer Closing Date, authenticate and deliver each Global Third Issuer Note:

      (a) in the case of Reg S Global Third Issuer Notes, to the Common Depositary of Euroclear and Clearstream, Luxembourg against receipt from the Common Depositary of confirmation that the Common Depositary or its nominee is holding the relevant Reg S Global Third Issuer Note in safe custody for the account of Euroclear and Clearstream, Luxembourg; and

      (b) in the case of Dollar Global Third Issuer Notes, to a custodian for DTC.

      The Registrar shall hold in safe custody any unauthenticated Global Third Issuer Notes delivered to it in accordance with this Clause 3.4 and shall ensure that they are authenticated and delivered only in accordance with this Agreement and the Third Issuer Trust Deed.

3.5   CALCULATION OF INTEREST

      The Agent Bank shall perform such duties at its Specified Office as are set forth in this Agreement and in the Conditions and such other duties as are reasonably incidental thereto at the request of the Third Issuer or the Note Trustee. Save as hereinafter provided, as soon as practicable after 11.00 a.m. (London time), on each Interest Determination Date, the Agent Bank shall determine the rate of interest on each class of the Third Issuer Notes and the Interest Amount applicable to the next Interest Period in accordance with the Conditions and shall carry out all other relevant calculations under the Conditions. Further, the Agent Bank shall notify promptly by facsimile transmission, and in any event not later than the third Business Day following each such Interest Determination Date, the Third Issuer, the Note Trustee, the Principal Paying Agent, the Third Issuer Cash Manager and the London Stock Exchange (or such other stock exchange, competent listing authority and/or quotation system on or by which the Third Issuer Notes are then listed, quoted and/or traded) of the rate of interest so determined, the Interest Amount payable in respect of interest for such Interest Period and the Interest Payment Date in respect of such Interest Period specifying to the Third Issuer, the Third Issuer Cash Manager and the Note Trustee the rates upon which the same are based and (where relevant) the names of the banks quoting such rates provided that the Agent Bank shall make such determination and calculation in relation to each class of Third Issuer Notes on the basis of Condition 4 of the Third Issuer Notes.

3.6   PUBLICATION OF RATE OF INTEREST

     It shall be the responsibility of the Agent Bank to notify to the London Stock Exchange and to the relevant class of Noteholders such rate of interest described in Clause 3.5 and the Interest Amounts for each Interest Period and the immediately succeeding Interest Payment Date and to publish such rate and Interest Amounts in accordance with Conditions 4 and 14.

3.7   LISTING

      The Third Issuer Notes, on issue, are expected to be listed on the official list of the United Kingdom Listing Authority and to be admitted to trading on the London Stock Exchange. The Third Issuer will advise the Agent Bank and the Note Trustee in writing if such listing and/or admission to trading is or are withdrawn or if the Third Issuer Notes become listed, quoted and/or traded on or by any other stock exchange, competent listing authority and/or quotation system.

3.8   SAFE CUSTODY

      The Registrar shall procure the holding in safe custody of all unauthenticated Definitive Third Issuer Notes delivered to it in accordance with Clause 3.2(b)and shall ensure that such Definitive Third Issuer Notes are authenticated and delivered only in accordance with the terms hereof and of the Conditions.

3.9   AUTHENTICATION

      The Registrar or its designated agent is authorised and instructed by the Third Issuer to authenticate such Global Third Issuer Notes or Definitive Third Issuer Notes as may be required to be authenticated hereunder by the original signature of any of its officers or any other person duly authorised for the purpose by the Registrar.

4. DELIVERY OF DEFINITIVE THIRD ISSUER NOTES; TRANSFERS AND EXCHANGES OF GLOBAL THIRD ISSUER NOTES

4.1   DELIVERY OF DEFINITIVE THIRD ISSUER NOTES

      On or after the date for the exchange of any Global Third Issuer Note for Definitive Third Issuer Notes in accordance with the Conditions, the Registrar shall, against surrender of such Global Third Issuer Note authenticate and deliver, or cause to be authenticated and delivered on its behalf, Definitive Third Issuer Notes in accordance with the Conditions and Clause 5 of the Third Issuer Trust Deed provided that in no circumstances shall the aggregate principal amount of such Definitive Third Issuer Notes exceed the aggregate principal amount of the relevant Global Third Issuer Note.

4.2   ANNOTATION OF GLOBAL THIRD ISSUER NOTES

      On each occasion on which Definitive Third Issuer Notes are so delivered, the amount of the relevant Global Third Issuer Note shall be reduced by the amount of the Definitive Third Issuer Notes so delivered and the Registrar shall procure that there is noted in the schedule to the relevant Global Third Issuer Note the amount of Definitive Third Issuer Notes so delivered (the PRINCIPAL AMOUNT) and the remaining Principal Amount Outstanding of the relevant Global Third Issuer Note and shall procure the signature of such notation on its behalf.

5.    REPLACEMENT THIRD ISSUER NOTES

5.1   DELIVERY OF REPLACEMENTS

      The Registrar shall, upon and in accordance with the instructions of the Third Issuer (which instructions may, without limitation, include such terms as to the payment of expenses and as to evidence, security and indemnity as the Third Issuer may reasonably require) and in the absence of notice to the Principal Paying Agent, the Registrar or the Note Trustee that such Third Issuer Note has been acquired by a bona fide purchaser, authenticate and deliver a Global Third Issuer Note or Definitive Third Issuer Note as a replacement for any such Global Third Issuer Note or Definitive Third Issuer Note (of the same form) which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost provided that, however, the Registrar shall not deliver any such Global Third Issuer Note or Definitive Third Issuer Note as a replacement for any Global Third Issuer Note or Definitive Third Issuer Note (of the same form) which has been mutilated or defaced otherwise than against surrender of the same.

5.2   REPLACEMENTS TO BE NUMBERED

      Each replacement Global Third Issuer Note or Definitive Third Issuer Note delivered hereunder shall bear a unique serial number.

5.3   CANCELLATION AND DESTRUCTION

      The Registrar shall cancel and destroy each mutilated or defaced Global Third Issuer Note or Definitive Third Issuer Note surrendered to it and in respect of which a replacement has been delivered.

5.4   VERIFICATION

      The Registrar shall obtain verification, in the case of an allegedly lost, stolen or destroyed Global Third Issuer Note or Definitive Third Issuer Note in respect of which the serial number is known, that such Global Third Issuer Note or Definitive Third Issuer Note has not previously been redeemed or paid. The Registrar shall not issue any replacement Global Third Issuer Note or Definitive Third Issuer Note unless and until the Registrar and the Third Issuer agree that the applicant therefor has:

      (a)    paid such costs as may be incurred in connection therewith;

      (b) furnished it with such evidence and indemnification as the Third Issuer and the Registrar may reasonably require; and

      (c) in the case of any mutilated or defaced Global Third Issuer Note or Definitive Third Issuer Note, surrendered it to the Registrar.

5.5   NOTIFICATION

      The Registrar shall notify the Third Issuer of the delivery by it in accordance herewith of any replacement Global Third Issuer Note or Definitive Third Issuer Note, specifying the serial number thereof and the serial number respectively (if and if known) of the Global Third Issuer Note or Definitive Third Issuer Note which it replaces and confirm (if such be the case) that the Global Third Issuer Note or Definitive Third Issuer Note which it replaces has been cancelled or destroyed and the Registrar shall, in addition, as promptly as is practicable, enter such details on the Register. Whenever any Global Third Issuer Note or Definitive Third Issuer Note for which a replacement Global Third Issuer Note or Definitive Third Issuer Note has been issued and of which the serial number is known is presented to any of the Paying Agents for payment, the relevant Paying Agent shall immediately send notice thereof to the Third Issuer, the Principal Paying Agent and the Registrar. No payment shall be made on such cancelled Global Third Issuer Note or Definitive Third Issuer Note.

6.    PAYMENTS TO THE PRINCIPAL PAYING AGENT

6.1   THIRD ISSUER TO PAY THE PRINCIPAL PAYING AGENT

      In order to provide for the payment of interest and principal in respect of the Third Issuer Notes as the same become due and payable in accordance with the Conditions and the Third Issuer Trust Deed, the Third Issuer shall pay to the Principal Paying Agent or otherwise cause the Principal Paying Agent to receive an amount which is equal to the amount of principal and interest then falling due in respect of the Third Issuer Notes.

6.2   PAYMENT BY THIRD ISSUER

      The Third Issuer shall, not later than 11.00 a.m. (London time) on each Interest Payment Date, on which any payment of principal and interest in respect of the Third Issuer Notes becomes due, pay or cause to be paid to the Principal Paying Agent such amounts in sterling, dollars or euro, as the case may be, in immediately available funds as may be required for the purpose of paying principal or interest under the Third Issuer Notes (after taking account of any cash then held by the Principal Paying Agent and available for that purpose) and such amounts shall be paid to the credit of suitably designated accounts at such bank or banks in London for payment to the Noteholders as shall be notified to the Third Issuer by the Principal Paying Agent in writing no later than two weeks before
      the  first payment is due to be made to the Noteholders.   The  Principal
      Paying Agent shall notify the Third Issuer and/or the Note Trustee in writing, within five Business Days of any change of those accounts, or any of them, and (i) upon the bankruptcy, insolvency, winding up or liquidation (other than the passing of any resolution by any Paying Agentin connection with any merger, conversion, consolidation, or transfer as contemplated by Clause 12.11 )of the Principal Paying Agentor
      (ii) upon default being made by any Paying Agent in the payment of any amounts in respect of principal or interest in accordance with this Agreement or (iii) failing payment within the designated periods of prescription specified in Condition 7, the Principal Paying Agentshall hold all payments on trust for repayment to the Third Issuer.

6.3   NOTIFICATION OF PAYMENT BY THIRD ISSUER

      The Third Issuer shall procure that the bank effecting payment on its behalf confirms by tested telex or authenticated SWIFT message by
      2.00 p.m.(London time) two Business Days prior to each date on which any payment is due to be made under Clause 6.2 that it has issued irrevocable payment instructions for the transfer of the relevant sum due on that date to the account of the Principal Paying Agent.

6.4   CONFIRMATION BY THE THIRD ISSUER

      (a) The Third Issuer will procure that the bank in London making payments on its behalf as referred to in Clause 6.2 will irrevocably confirm in writing to the Principal Paying Agent by
             11.00 a.m. (London time) on each Interest Payment Date, as set out in Clause 6.2 , that it has credited such account of the Principal Paying Agent as notified by the Principal Paying Agent to the Third Issuer from time to time, on such payment date.

      (b) Not later than two Business Days before making any payment pursuant to Clause 6.2 in respect of any class of the Third Issuer Notes, the Third Issuer shall notify, or procure the notification to, the Principal Paying Agent and the Note Trustee of the amount of interest or principal (as the case may be) payable in respect of each class of Third Issuer Notes on the date in question and the apportionment of such amount as between principal and interest.

      (c) Whilst the Third Issuer Notes of any class continue to be represented by Global Third Issuer Notes, the Principal Paying Agent shall pay or cause to be paid all payments of principal or interest (as the case may be) due in respect of such Third Issuer Notes to, or to the order of:

             (i) in the case of Reg S Global Third Issuer Notes, the Common Depository of Euroclear and Clearstream, Luxembourg; and

             (ii) in the case of Dollar Global Third Issuer Notes, the nominee of DTC,

             and shall give notice of all such payments to the Registrar.

             All such payments will be distributed without deduction or withholding for any taxes, duties, assessments or other governmental char ges of whatever nature except as may be required by law. If any such deduction or withholding is required to be made, then neither the Third Issuer nor any other person will be obliged to pay any additional amounts in respect thereof.

6.5   EXCLUSION OF LIENS AND INTEREST

      The Principal Paying Agent shall:

      (a) not exercise any lien, right of set-off or similar claim in respect of monies received by the Principal Paying Agent in connection with its activities hereunder;

      (b)    not be liable to any person for interest thereon; and

      (c) not be obliged to hold any funds received by it hereunder in a segregated account or accounts.

6.6   APPLICATION BY PRINCIPAL PAYING AGENT

      The Principal Paying Agent shall apply (or direct or cause application of) each amount paid to it hereunder in accordance with Clause 7 in respect of the Global Third Issuer Notes and Definitive Third Issuer Notes (if any) and shall not be obliged to repay any such amount other than as provided herein or unless the claim for the relevant payment becomes void under the Conditions in which event it shall repay to the Third Issuer such portion of such amount as relates to such payment, together with the fees applicable thereto (pro rata as to the amount and time) to the extent already paid pursuant to Clause 10, by paying the same by credit transfer in sterling, dollars or euro, as the case may be, to such account with such bank as the Third Issuer has by notice to the Principal Paying Agent specified for the purpose.

6.7   FAILURE TO RECEIVE PAYMENT

      The Principal Paying Agent shall as soon as is reasonably practicable notify the Note Trustee, the Agent Bank, the other Paying Agents and the Third Issuer by facsimile:

      (a) if, by 5.00 p.m. (New York City time) on each Interest Payment Date, the Principal Paying Agent has not received the dollar deposit required by Clause 6.2 and/or there are not sufficientfunds in dollars available to the Principal Paying Agent to discharge the amount of the monies payable thereon in accordance with the Conditions and/or the provisions of the Third Issuer Trust Deed on such Interest Payment Date, and the Principal Paying Agent will in addition notify the Third Issuer by telephone as soon as reasonably practicable after each Interest Payment Date if it has not received the dollar deposit required by Clause 6.2 and/or as otherwise described in accordance with this Clause 6.7(a);

      (b) if by 5.00 p.m. (London time) on each Interest Payment Date the Principal Paying Agent has not received the sterling deposit and/or the euro deposit required by Clause 6.2 and/or there are not sufficient funds in sterling or euro, as the case may be, available to the Principal Paying Agent to discharge the amount of the monies payable thereon in accordance with the Conditions and/or the provisions of the Third Issuer Trust Deed on such Interest Payment Date, and the Principal Paying Agent will in addition notify the Third Issuer by telephone if by 11.00 a.m. (London time) on each Interest Payment Date it has not received the sterling deposit or euro deposit required by Clause 6.2 and/or as otherwise described in accordance with this Clause 6.7(b).

7.    PAYMENTS TO NOTEHOLDERS

7.1   PAYMENTS IN RESPECT OF GLOBAL THIRD ISSUER NOTES

      Each Paying Agent acting through its Specified Office shall make payments of interest and principal in respect of the Global Third Issuer Notes in accordance with the Conditions and the Third Issuer Trust Deed provided, however, that:

      (a) if any Global Third Issuer Note is presented or surrendered for payment to a Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall as soon as is

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

             reasonably practicable notify the Third Issuer in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Third Issuer and has eceived the amount to be so paid;

      (b) each Paying Agent shall cancel each Definitive Third Issuer Note against surrender of which it has made full payment and shall, in the case of a Paying Agent other than the Principal Paying Agent, deliver each Definitive Third Issuer Note so cancelled by it to the Registrar;

      (c) in the case of payment of interest or principal against presentation of a Global Third Issuer Note, the Registrar shall note or procure that there is noted on the relevant schedule to such Global Third Issuer Note, the amount of such payment and, in the case of payment of principal, the remaining Principal Amount Outstanding of a Global Third Issuer Note and shall procure the signature of such notation on its behalf; and

      (d) a Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest if:

             (i) in the case of the Principal Paying Agent, it has not received the full amount of any payment due to it under Clause 6.1; or

             (ii) in the case of any other Paying Agent it is not able to establish that the Principal Paying Agent has received the full amount of any payment due to it under Clause 6.

7.2   PAYMENTS IN RESPECT OF DEFINITIVE THIRD ISSUER NOTES

      The Registrar will, in the case of Definitive Third Issuer Notes, notify the Principal Paying Agent, not later than five days after each Record Date, whether any Noteholder has elected to receive payments by transfer to a bank account and, if so, the relevant details of such bank account. For those Noteholders who have chosen not to receive payments by transfer to a bank account, the Registrar will notify the Principal Paying Agent of the address of such Noteholder appearing in the Register to which cheques should be posted.

7.3   REGISTER

      The Principal Paying Agent shall make or shall procure payments of interest and principal in respect of the Definitive Third Issuer Notes in accordance with the Conditions and the Third Issuer Trust Deed by mailing a dollar cheque drawn on a bank in New York City, in the case of the Series 1 Third Issuer Notes, the Series 2 Third Issuer Notes and the Series 3 Third Issuer Notes; or a euro cheque drawn on a bank in Luxembourg, in the case of the Series 4 Class A1 Third Issuer Notes, the Series 4 Class B Third Issuer Notes, the Series 4 Class C Third Issuer Notes, the Series 5 Class B Third Issuer Notes and the Series 5 Class C Third Issuer Notes; or a sterling cheque drawn on a bank in Luxembourg, in the case of the Series 4 Class A2 Third Issuer Notes and the Series 5 Class A Third Issuer Notes to the address of the Noteholder appearing in the Register on the Record Date or, if the Noteholder has elected to do so, by transfer to a dollar, sterling or euro account, as the case may be.

7.4   NO OBLIGATION TO PAY

      No payments in respect of any Definitive Third Issuer Notes will be made on the final date for redemption or, as the case may be, payment, or such earlier date as the relevant Definitive Third Issuer Notes may become repayable or, as the case may be, payable, in whole unless the

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

      Registrar or any Transfer Agent confirms to the  Principal  Paying  Agent
      that such   Definitive Third Issuer Note has been surrendered to it.

7.5   PARTIAL PAYMENT

      (a) The Principal Paying Agent shall not be obliged (but shall be entitled) to make payments of interest or principal in respect of a Global Third Issuer Note or a Definitive Third Issuer Note (as the case may be) if it has not received the full amount of any payment due to it under Clause 6.1. If at any time and for any reason the Principal Paying Agent makes a partial payment in respect of a Global Third Issuer Note, the Registrar shall, in respect of such Global Third Issuer Note, endorse thereon a statement indicating the amount and date of such payment and in respect of Definitive Third Issuer Notes, the Registrar shall annotate the Register with such details.

      (b)    (i)   If  the Third Issuer intends to redeem  all  (but  not  some only) of any class of the Third Issuer Notes prior to their stated maturity date pursuant to and in accordance with the terms of Condition 5(D) or (E), it shall give not more than 60 nor less than 30 days' written notice of such intention to the Note Trustee and the Noteholders in accordance with the relevant paragraphs of Condition 5 and stating the date on which such Third Issuer Notes are to be redeemed and shall give sufficient notice to the Principal
                   Paying Agent to enable it to notify the Noteholders within such prescribed period.

             (ii) The Principal Paying Agent shall in accordance with the Conditions on behalf of and at the expense of the Third Issuer publish the notices required in connection with such redemption.

      (c) In the case of a partial redemption of any class of the Third Issuer Notes in accordance with Condition 5(B), the principal amount of the Third Issuer Notes being partially redeemed on an Interest Payment Date shall be redeemed on a pro rata basis in accordance with Condition 5(B).

7.6   EXCLUSION OF LIENS AND COMMISSIONS

      No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 or Clause 7.2 in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.7   REIMBURSEMENT BY PRINCIPAL PAYING AGENT

      If a Paying Agent other than the Principal Paying Agent makes any payment in accordance with Clause 7.1 or Clause 7.2:

      (a) it shall notify the Principal Paying Agent of the amount so paid by it, the certificate or serial number of the Third Issuer Notes against presentation or surrender of which payment of principal or interest was made; and

      (b) subject to, and to the extent of, compliance by the Third Issuer with Clause 6.1 (whether or not at the due time), the Principal Paying Agent shall pay to such Paying Agent out of the funds received by the Principal Paying Agent under Clause 6.1, by credit transfer in sterling, dollars or euro, as the case may be, and in same day, freely transferable, cleared funds to such account with such bank in London as such Paying Agent has by notice to the Principal Paying Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

7.8   APPROPRIATION BY PRINCIPAL PAYING AGENT

      If the Principal Paying Agent makes any payment in accordance with Clause 7.5(a), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 an amount equal to the amount so paid by it.

7.9   REIMBURSEMENT BY THIRD ISSUER

             If any Paying Agent (which for the avoidance of doubt includes the Principal Paying Agent) makes a payment in respect of the Third Issuer Notes at a time which the Principal Paying Agent has not received the full amount of the relevant payment due to it under Clause 6.1 and the Principal Paying Agent is not able out of the funds received by it under Clause 6.1 to reimburse such Paying Agent therefor (whether by payment under Clause 7.7 or appropriation under Clause 7.8), the Third Issuer shall from time to time on written demand pay to the Principal Paying Agent for account of such Paying Agent:

      (a) the amount so paid out by such Paying Agent and not so reimbursed to it; and

      (b) interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount with proof thereof of such amount,

      provided, however, that any payment under PARAGRAPH (a) above shall satisfy pro tanto the Third Issuer's obligations under Clause 6.1.

7.10  INTEREST

      Interest shall accrue for the purpose of Clause 7.9(b) (as well after as before judgment) on the basis of a year of 365 days and the actual number of days elapsed and at a rate per annum specified by the Principal Paying Agent as reflecting its actual cost of funds for the time being in relation to the unpaid amount.

8. MISCELLANEOUS DUTIES OF THE PRINCIPAL PAYING AGENT, THE REGISTRAR AND TRANSFER AGENT

8.1   RECORDS

      The Registrar shall:

      (a) maintain a full and complete record of all Global Third Issuer Notes and Definitive Third Issuer Notes and of their redemption, payment, exchange or cancellation (as the case may be) and of all replacement Global Third Issuer Notes and Definitive Third Issuer Notes issued in substitution for any lost, stolen, mutilated, defaced or destroyed Global Third Issuer Notes or Definitive Third Issuer Notes (as the case may be);

      (b) make such records available for inspection at all reasonable times by the Third Issuer, the Paying Agents, the Transfer Agent and the Note Trustee; and

      (c) make copies of this Agreement, the Third Issuer Trust Deed, the Third Issuer Deed of Charge, the Amended and Restated Master Definitions and Construction Schedule and the Third Issuer Master Definitions and Construction Schedule available for inspection at its specified office at all reasonable times.

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

8.2   INFORMATION FROM PAYING AGENT

      The Paying Agents (other than the Principal Paying Agent) shall make available to the Principal Paying Agent such information as is reasonably required for the maintenance of the records referred to in Clause 8.1.

8.3   DEFINITIVE THIRD ISSUER NOTES IN ISSUE

      As soon as practicable (or in any event within five Business Days) after a request therefor by the Third Issuer or the Note Trustee, the Registrar shall (on the basis of the information maintained in accordance with Clause 8) notify the Third Issuer or the Note Trustee (as the case may be) in writing of the number of any Definitive Third Issuer Notes against surrender of which payment has been made and of the number of any Definitive Third Issuer Notes which have not yet been surrendered for payment and the details of all the Third Issuer Notes redeemed and cancelled.

8.4   FORWARDING OF COMMUNICATIONS

      The Principal Paying Agent shall promptly forward to the Third Issuer and the Note Trustee a copy of any notice or communication addressed to the Third Issuer by any Noteholder which is received by the Principal Paying Agent. The Transfer Agent or Registrar shall promptly notify the Principal Paying Agent in the event that it receives any such notice or communication and promptly forward such notice or communication to the Principal Paying Agent.

8.5   PUBLICATION OF NOTICES

      The Principal Paying Agent shall, upon and in accordance with the instructions, and at the expense of, the Third Issuer but not otherwise, arrange for the publication in accordance with Condition 14 of any notice which is to be given to the Noteholders and shall promptly supply two copies thereof to the Note Trustee and a copy thereof to each other Paying Agent.

8.6   DESTRUCTION

      The Principal Paying Agent may destroy each Definitive Third Issuer Note delivered to or cancelled by it in accordance with Clause 7.1(b), in which case it shall promptly furnish the Third Issuer and the Note Trustee, with a certificate as to such destruction, specifying the reason for such destruction and the certificate or serial numbers of the relevant Definitive Third Issuer Note.

8.7   VOTING CERTIFICATES AND BLOCK VOTING INSTRUCTIONS

      In the event of a meeting of the Noteholders the Principal Paying Agent shall, at the request of any Noteholder in accordance with the Third Issuer Trust Deed, issue voting certificates and block voting instructions in a form and manner which comply with the provisions of the
      Schedule 4 to the Third Issuer Trust Deed (except that it shall not be required to issue the same less than 48 hours before the time for which the meeting or the poll to which the same relates has been convened or called). The Principal Paying Agent shall keep a full record of voting certificates and block voting instructions issued by it and will give to the Third Issuer, not less than one Business Day before the time appointed for any meeting or adjourned meeting, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

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

8.8   DUTIES OF THE TRANSFER AGENT

      If and to the extent so specified by the Conditions and in accordance therewith and with the terms of this Agreement, or if otherwise requested by the Third Issuer, the Transfer Agent shall:

      (a) on behalf of the Registrar, authenticate Definitive Third Issuer Notes upon any transfer or exchange of interests in a Global Third Issuer Note for Definitive Third Issuer Notes;

      (b) on behalf of the Registrar, make available forms of transfer, forms of proxy and any certificates as to beneficial ownership in respect of the Third Issuer Notes, receive requests for the transfer of such Third Issuer Notes, forms of transfer, forms of proxy, certificates and other evidence, inform the Registrar of the name and address of the holder of each such Third Issuer Note, the serial numbers of any Definitive Third Issuer Notes, the name and address of the relevant person to be inserted in the Register, forward each such document to the Registrar and, upon being informed by the Registrar that the appropriate entries have been made in the Register and all formalities complied with, forthwith issue Definitive Third Issuer Notes on behalf of the Registrar representing the relevant Third Issuer Notes to be transferred;

      (c)    keep the Registrar informed of all transfers and exchanges; and

      (d) carry out such other acts as may be necessary to give effect to the Conditions, this Agreement and the Regulations.

8.9   AUTHENTICATION   AND  DELIVERY  OF  DEFINITIVE  THIRD  ISSUER  NOTES  AND
      MAINTENANCE OF REGISTER BY REGISTRAR

      The Registrar shall authenticate and it shall deliver, or cause the Transfer Agent to deliver, any Third Issuer Note issued upon transfer in accordance with the Third Issuer Trust Deed and shall so long as any Definitive Third Issuer Notes are outstanding maintain a register in London, or at such other place as the Note Trustee may approve in writing, in accordance with the Conditions, the Regulations and this Agreement. The Register shall show the Principal Amount Outstanding or total number outstanding, as the case may be, of each Definitive Third Issuer Note, the serial numbers thereof and the respective dates of issue and all subsequent transfers, cancellations and replacements thereof and all changes of ownership and the names and addresses of the holders of such Third Issuer Notes. The Registrar shall at all reasonable times during its office hours make the Register available to the Third Issuer, the Paying Agents and the Transfer Agent or any person authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of Noteholders, their addresses and holdings as they may request.

8.10  TRANSFER OF DEFINITIVE THIRD ISSUER NOTES

      The Registrar shall make available forms of transfer, forms of proxy, and certificates as to beneficial ownership in respect of the Definitive Third Issuer Notes, receive requests for the transfer of Definitive Third Issuer Notes, forms of transfer, forms of proxy, certificates and other evidence, effect the necessary entries and formalities and procure that it or the Transfer Agent on its behalf endorses the name and address of the transferee on each Definitive Third Issuer Note and delivers the same to the person entitled thereto. No transfer shall be registered for a period of 15 days immediately preceding any due date for payment in respect of the Third Issuer Notes or, as the case may be, the due date for redemption, or as the case may be, payment of any of the relevant Third Issuer Notes.

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

8.11  ADDITIONAL DUTIES

      The Registrar shall:

      (a) register all transfers of Definitive Third Issuer Notes in accordance with the terms of those Definitive Third Issuer Notes, the Third Issuer Trust Deed and the Conditions;

      (b) receive any document relating to or affecting the title to any of the Definitive Third Issuer Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

      (c)    maintain proper records of the details of all documents received;

      (d) prepare all such lists of the holders of the Definitive Third Issuer Notes as may be required by the Third Issuer, any Paying Agent, the Note Trustee or any person authorised by any of them;

      (e) comply with the proper and reasonable requests of the Third Issuer with respect to the maintenance of the Register and give to the Paying Agents such information as may be reasonably required by it for the proper performance of its duties;

      (f) forthwith, and in any event within three Business Days of the relevant request (or within such longer period as may be required to comply with any applicable fiscal or other regulations), upon receipt by it of, or receipt by it of notification from the Transfer Agent of delivery to it of, Definitive Third Issuer Notes duly endorsed for transfer in the name of the registered holders or subsequent to the endorsement of a reduction in nominal amount of a Global Third Issuer Note for exchange into Definitive Third Issuer Notes, authenticate and issue duly dated and completed Definitive Third Issuer Notes and deliver the Definitive Third Issuer Notes in the name of the registered holders at its Specified Office or (at the risk of the relevant registered holders) send the Definitive Third Issuer Notes to such address as the registered holders may request; and

      (g) carry out such other acts as may reasonably be necessary to give effect to the Conditions, the Third Issuer Trust Deed, this Agreement and the Regulations. In carrying out its functions the Registrar shall act in accordance with the terms of this Agreement, the Third Issuer Trust Deed, the Regulations and the Conditions.

8.12  SUPPLIES OF ADDITIONAL DEFINITIVE THIRD ISSUER NOTES

      The Third Issuer will deliver to the Transfer Agent and the Registrar for the performance of their duties hereunder from time to time so long as any of the Third Issuer Notes are outstanding, sufficient additional Definitive Third Issuer Notes as may be required for the performance of the duties of the Transfer Agent and the Registrar.

8.13  SAFE CUSTODY OF THE DEFINITIVE THIRD ISSUER NOTES

      Each of the Registrar and the Transfer Agent shall maintain in safe custody all Definitive Third Issuer Notes delivered to and held by it hereunder and shall ensure such Definitive Third Issuer Notes are issued only in accordance with the Conditions, the Third Issuer Trust Deed and the terms of this Agreement.

8.14  CERTIFICATION OF DEFINITIVE THIRD ISSUER NOTES HELD

      Within five Business Days of any request therefor by the Third Issuer or any of the Paying Agents, so long as any of the Third Issuer Notes are outstanding, the Registrar and the Transfer Agent shall certify to the Third Issuer, the Paying Agents and the Note Trustee the number of unauthenticated Definitive Third Issuer Notes held by it hereunder.

8.15  PROVISION OF INFORMATION

      Each of the Transfer Agent and the Registrar will give to the Paying Agents and, as appropriate, the Registrar or the Transfer Agent such further information with regard to its activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties.

8.16  REGULATIONS FOR THE DUTIES OF THE TRANSFER AGENT AND THE REGISTRAR

      In the event that Definitive Third Issuer Notes are required to be issued, the Registrar shall (after consultation with the Third Issuer, the Paying Agents, the Transfer Agent and the Note Trustee) promulgate reasonable regulations concerning the carrying out of their respective duties, including the carrying out of transfers and exchanges of Definitive Third Issuer Notes and the forms and evidence to be proved. All such transfers and exchanges will be made subject to the Regulations. The initial Regulations are set out in Schedule 2 hereto. The Regulations may be changed by the Third Issuer with the prior written approval of the Registrar and the Note Trustee, which approval shall not be unreasonably withheld or delayed. A copy of the current Regulations will be sent by the Registrar to any holder of a Definitive Third Issuer Note who so requests.

8.17  NOTIFICATION OF THE PRINCIPAL AMOUNT OUTSTANDING

      The Registrar shall, on the Business Day prior to each Interest Payment Date notify the Principal Paying Agent, the Third Issuer and the Third Issuer Cash Manager of the aggregate Principal Amount Outstanding of Definitive Third Issuer Notes.

9.    AGENTS TO ACT FOR NOTE TRUSTEE

9.1 At any time after an Event of Default in respect of the Third Issuer Notes or any of them shall have occurred:

      (a) the Principal Paying Agent, the US Paying Agent, the Transfer Agent and the Registrar shall (where such agents act on behalf of the Third Issuer), if so required by notice in writing given by the Note Trustee to the Third Issuer and the Principal Paying Agent, the US Paying Agent, the Transfer Agent and the Registrar:

             (i) thereafter act as agents of the Note Trustee under the terms of the Third Issuer Trust Deed on the terms mutatis mutandis contained herein (save that the Note Trustee's liability under any provision herein contained for the remuneration and indemnification of such Agents shall be limited to the amount for the time being held by the Note Trustee on the trusts of the Third Issuer Trust Deed which is available to be applied by the Note Trustee for such purpose) and thereafter hold all Third Issuer Notes and all sums, documents and records held by them in respect of the Third Issuer Notes on behalf of the Note Trustee; and/or

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

             (ii) deliver up all Third Issuer Notes and all sums, documents and records held by them in respect of the Third Issuer Notes to the Note Trustee or as the Note Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any applicable law or regulation; and/or

      (b) the Agent Bank shall, if so required by notice in writing given by the Note Trustee to the Agent Bank and until such appointment is terminated by the Note Trustee by notice in writing:

             (i) thereafter act as Agent Bank of the Note Trustee in relation to calculations and other related functions to be made or performed by, or on behalf of, the Note Trustee under the terms of the Third Issuer Trust Deed mutatis mutandis on the terms contained herein (save that the Note Trustee's liability under any provision hereof for the remuneration and indemnification of the Agent Bank shall be limited to the amounts for the time being held by the Note Trustee in respect of principal and interest on the Third Issuer Notes on the trusts of the Third Issuer Trust Deed which is available to be applied by the Note Trustee for such purposes) and thereafter to hold on behalf of the Note Trustee all documents and records held by it in respect of principal and interest on the Third Issuer Notes; and/or

             (ii) deliver up all documents and records held by it in respect of principal and interest on the Third Issuer Notes to the Note Trustee or as the Note Trustee shall direct in such notice,

             provided that such notice shall be deemed not to apply to any document or record which the Agent Bank is obliged not to release by any applicable law or regulation.

9.2 The Note Trustee at any time may, if any Event of Default is remedied to the reasonable satisfaction of the Note Trustee during any applicable grace period, by notice in writing to the Third Issuer and the relevant Agents, withdraw any notice given by the Note Trustee pursuant to Clause
      9.1 whereupon such Agents shall act as agents of the Third Issuer in accordance with the terms hereof. The withdrawal of any notice given by the Note Trustee pursuant to Clause 9.1 shall not preclude the Note Trustee from issuing any other or further notices pursuant to that Clause on any subsequent occasion and at any time after the occurrence of an Event of Default, no notice given by the Note Trustee pursuant to Clause
      9.1 shall be withdrawn except at the absolute discretion of the Note Trustee.

10.   FEES AND EXPENSES

10.1  FEES

      The Third Issuer shall pay to the Principal Paying Agent during the period when any of the Third Issuer Notes remain outstanding for its own account and for the account of the other Agents, such fees as may have been agreed in writing between the Third Issuer and the relevant Agent in respect of the services of the Agents hereunder (together with any amounts in respect of value added tax or similar tax payable in respect thereof (against production of a valid tax invoice)). If any Agent shall cease to be an Agent hereunder, it shall repay to the Third Issuer, the unearned portion, calculated on a pro rata basis of the said fees.

10.2  FRONT-END EXPENSES

      The Third Issuer shall after receipt of an account of such expenses reimburse each Agent for its own account for all out-of-pocket expenses properly incurred by it in the negotiation, preparation and execution of this Agreement and for its own account for all out-of-pocket expenses (including, without limitation, reasonable legal fees and any reasonable communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (together with any amounts in respect of value added tax (against production of a valid tax invoice)) provided that such expenses shall not have been incurred as a result of the Agent's negligence, fraud or wilful misconduct. The Principal Paying Agent will be responsible for distributing the remuneration and the relevant expenses of the Agent Bank, any other Paying Agent, any Transfer Agent and Registrar appointed hereunder.

10.3  STAMP DUTY, ETC.

      The Third Issuer shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement.

10.4 Save as provided in this Clause 10 or as expressly provided elsewhere in this Agreement, the Third Issuer shall have no liability in respect of any fees or expenses of any Agents incurred by any of them in connection with the performance of their respective obligations hereunder.

11.   TERMS OF APPOINTMENT

11.1  RIGHTS AND POWERS OF THE PAYING AGENTS

      (a) The Paying Agents shall (except as ordered by a court of competent jurisdiction or as required by law or otherwise instructed in writing by the Third Issuer or the Note Trustee) in connection with their services hereunder (whether or not the relevant Third Issuer Note shall be overdue and notwithstanding any notice to the contrary or writing shown thereon or any notice of previous loss or theft or of trust or other interest therein shown on the register) be entitled to treat the registered holder of any Third Issuer Note as the absolute owner of such Third Issuer Note for all purposes and make payments thereon accordingly provided that where the Registrar has notified the Third Issuer of the presentation or surrender of any Third Issuer Note in accordance with Clause 7.1(a), the relevant Paying Agent shall not make payment thereon until so instructed by the Third Issuer.

      (b) Each of the Paying Agents, the Agent Bank, the Registrar and the Transfer Agent may in connection with its services hereunder:

             (i) rely without further investigation or inquiry upon the terms of any notice, communication or other document reasonably believed by it to be genuine;

             (ii) engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary, acting reasonably, and rely upon any written advice so obtained (and such Agent shall be protected and shall incur no liability as against the Third Issuer in respect of any action taken, or suffered to be taken in good faith, in accordance with such advice except to the extent that such liability arises out of any breach of contract, fraud, wilful default or negligence on the part of such Agent);

             (iii) assume that the terms  of  each  Global Third Issuer Note or
                   (as the case may be) Definitive Third Issuer Note as issued are correct;

             (iv) refer any question relating to the ownership of any Global Third Issuer Note or Definitive Third Issuer Note (as the case may be), or the adequacy or sufficiency of any evidence supplied in connection with the replacement, transfer or exchange of any Global Third Issuer Note or Definitive Third Issuer Note (as the case may be) to the Third Issuer for determination by the Third Issuer and in good faith conclusively rely upon any determination so made; and

             (v) whenever in the administration of this Agreement it shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, in the absence of bad faith or negligence or wilful misconduct on its part, accept a certificate signed by any person duly authorised on behalf of the Third Issuer as to any fact or matter prima facie within the knowledge of the Third Issuer as sufficient evidence thereof.

11.2  PROVISION OF SPECIMEN SIGNATURES

      The Third Issuer will supply the Principal Paying Agent with the names and specimen signatures of its Authorised Signatories.

11.3  EXTENT OF DUTIES

      Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Agent shall
      (a) be under any fiduciary duty towards any person other than the Third Issuer, (b) be responsible for or liable in respect of the authorisation, validity or legality of any Global Third Issuer Note or Definitive Third Issuer Note (as the case may be) amount paid by it hereunder or any act or omission of any other person including, without limitation, any other Agent (except to the extent that such liability arises out of any breach of contract, bad faith, wilful misconduct or negligence on the part of any such Agent), (c) be under any obligation towards any person other than the Note Trustee, the Third Issuer and the other Agents or (d) assume any relationship of agency or trust for or with any Noteholder except that funds received by the Paying Agents for the payment of any sums due in respect of any Third Issuer Notes shall be held by the Paying Agents to the extent required by the Trust Indenture Act for and on behalf of the relevant Noteholders until the expiration of the relevant prescription period under the Third Issuer Trust Deed.

11.4  FREEDOM TO TRANSACT

      Each Agent may purchase, hold and dispose of beneficial interests in a Global Third Issuer Note or any Definitive Third Issuer Note (as the case may be) and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with the Third Issuer or any holders or owners of any Third Issuer Notes or with any other party hereto in the same manner as if it had not been appointed as the agent of the Third Issuer or the Note Trustee in relation to the Third Issuer Notes.

11.5  INDEMNITY

      (a) The Third Issuer agrees to indemnify each Agent for, and to hold such Agent harmless against, any loss, liability or expense incurred without negligence or wilful misconduct on its part, arising out of, or in connection with, the acceptance and provision of any services by such Agent under this Agreement, including the costs and expenses (including legal fees and expenses properly incurred) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement.

      (b) The Agents shall severally indemnify the Third Issuer and, for the purposes of Clause 9, the Note Trustee against any loss, liability, reasonable costs and expenses including any claim, action or demand which the Third Issuer or Note Trustee may incur or which may be made against it as a result of the breach by any Agent of the terms of this Agreement or its negligence, breach of contract, bad faith or wilful misconduct or that of its officers or employees including any failure to obtain and maintain in existence any consent, authorisation, permission or licence required by it for the assumption, exercise and performance of its powers and duties hereunder.

      (c) No termination of this Agreement shall affect the obligations created by Clause 11.5(a) and 11.5(b) of the Third Issuer and any Agent, respectively, to indemnify any Agent or, as the case may be, the Third Issuer under the Conditions and to the extent set forth in this Agreement.

11.6  AGENTS' COMMITMENTS

      No provisions of this Agreement shall require any Agent or the Note Trustee to expend its own funds or assume a financial commitment to a person not party to this Agreement (other than in the ordinary course of its business) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such commitment is not reasonably assured to it.

11.7  EXCLUSION OF LIABILITY

      Notwithstanding anything in this Agreement to the contrary, in no event shall any party to this Agreement be liable under or in connection with this Agreement for indirect, special or consequential losses or damages of any kind, including lost profits, even if such party has been advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.

12.   TERMINATION OF APPOINTMENT

12.1  RESIGNATION

      Subject to Clause 12.9, the Paying Agents in respect of any or all classes of Third Issuer Notes or the Agent Bank, the Registrar or the Transfer Agent may resign its appointment upon not less than 60 days' written notice to the Third Issuer and the Note Trustee (with a copy to the Principal Paying Agent) to that effect, which notice shall expire not less than 30 days before an Interest Payment Date related to the affected class of Third Issuer Notes.

12.2  REVOCATION

      Subject to Clause 12.9, the Third Issuer may at any time with the prior written consent of the Note Trustee revoke its appointment of any Agent as its agent in relation to the Third Issuer Notes by not less than 60 days' written notice to the Note Trustee and such Agent whose appointment is to be revoked (with a copy to the Principal Paying Agent), which notice shall expire not less than 30 days before an Interest Payment Date.

12.3  TERMINATION

      If at any time:

      (a) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of any Agent;

      (b) any Agent admits in writing its insolvency or inability to pay its debts as they fall due or suspends payments of its debts;

      (c) an administrator or liquidator of any Agent of the whole or any part of the undertaking, assets and revenues of any Agent is appointed (or application for any such appointment is made);

      (d) any Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

      (e) an order is made or an effective resolution is passed for the winding up of any Agent; or

      (f) any event occurs which has an analogous effect to any of the foregoing,

      the Third Issuer may with the prior written approval of the Note Trustee (which approval shall not be unreasonably withheld or delayed) forthwith terminate without notice the appointment of such Agent and the remaining Agents and the Third Issuer (or the Note Trustee, as applicable) shall give notice thereof to the Note Trustee and to the Noteholders in accordance with Condition 14. On the occurrence of any of the above, the relevant Agent shall forthwith notify the Third Issuer.

12.4  ADDITIONAL AND SUCCESSOR AGENTS

      The Third Issuer may with the prior written approval of the Note Trustee (such approval not to be unreasonably withheld or delayed):

      (a) appoint a Successor Principal Paying Agent or any other Successor Paying Agent; and/or

      (b)    appoint a Successor Agent Bank; and/or

      (c) appoint one or more additional Paying Agents in respect of any class of Third Issuer Notes; and/or

      (d) appoint an alternative Agent Bank in respect of any class of Third Issuer Notes; and/or

      (e) appoint an alternative Registrar in respect of any class of Third Issuer Notes; and/or

      (f) appoint an alternative Transfer Agent in respect of any class of Third Issuer Notes,

      and shall forthwith give notice of any such appointment to the continuing Agents and the Noteholders.

12.5  AGENT MAY APPOINT SUCCESSOR

      If any Agent gives notice of its resignation in   accordance  with Clause
      12.1 and by the tenth day before the expiration of such notice a Successor Agent has not been duly appointed, such Agent may itself, following such consultation with the Third Issuer as is practicable in the circumstances and with the prior written approval of the Note Trustee and the Third Issuer (provided such failure to appoint was not due to default by the Third Issuer), appoint as its Successor Agent any reputable and experienced bank or financial institution and give notice of such appointment to the Third Issuer, the remaining Agents and the Noteholders.

12.6  RIGHTS OF SUCCESSOR AGENT

      Upon the execution by the Third Issuer and any Successor Agent of an instrument effecting the appointment of a Successor Agent, such Successor Agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with like effect as if originally named as the relevant Agent herein and such predecessor, upon payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), shall thereupon become obliged to transfer, deliver and pay over, and such Successor Agent shall be entitled to receive, all monies, records and documents (including any Definitive Third Issuer Notes of the relevant class or classes of Third Issuer Notes, if any) held by such predecessor hereunder.

12.7  NOTICE TO NOTEHOLDERS

      The Third Issuer shall, within 30 days of the revocation of the appointment of any Agent, the appointment of a new Agent or the resignation of any Agent, give to the relevant Noteholders written notice thereof in accordance with Condition 14. Any costs incurred in connection with the publication of the revocation of the appointment of any Agent or the appointment of any Agent shall be for the Account of the Third Issuer; any such costs incurred in connection with the resignation of any Agent shall be for the account of the resigning Agent.

12.8  CHANGE OF SPECIFIED OFFICE

     If any Agent shall determine to change its Specified Office (which, in the case of the Paying Agents, may only be effected within the same city) it shall give to the Third Issuer and the Note Trustee written notice of such determination giving the address of the new Specified Office and stating the date on which such change is to take effect, which date shall not be less than 30 days after the date of such notice, provided that no such notice shall take effect within the period of 30 days before or after any Interest Payment Date. The Third Issuer shall, within 40 days of receipt of such notice (unless the appointment is pursuant to a revocation or termination under Clause 12.2 or 12.3 above on or prior to the date of such change), give to the Noteholders notice of such change as approved by the Note Trustee and of the address of the Specified Office in accordance with Condition 14 but the costs of giving such notice shall be borne by such Agent changing its office and not by the Third Issuer.

12.9 LIMITATIONS ON RESIGNATION AND REVOCATION

     Notwithstanding Clauses 12.1  and 12.2:

     (a) if there is only one Paying Agent, no resignation by or termination of the appointment of the Paying Agent shall take effect until a new Paying Agent in respect of the affected class or classes of Third Issuer Notes, approved in writing by the Note Trustee, has been appointed on terms previously approved in writing by the Note Trustee;

      (b) no resignation by or termination of the appointment of any Paying Agent shall take effect if as a result of such resignation or termination there would cease to be a Paying Agent in respect of the affected class or classes of Third Issuer Notes having a Specified Office in London;

      (c) if the proposed European Union Directive on Taxation of Savings implementing the conclusions of the ECOFIN Council Meeting on 21st January, 2003 or any law implementing or complying with, or introduced in order to conform to those conclusions is introduced, no appointment or termination of the appointment of a Paying Agent shall take effect if as a result of such resignation or termination there would cease to be a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such Directive or law;

      (d) no appointment or termination of the appointment of a Paying Agent shall take effect unless and until notice thereof shall have been given to the relevant Noteholders in accordance with the Third Issuer Trust Deed and the Conditions;

      (e) no resignation by or revocation of the appointment of the Agent Bank shall take effect until a new Agent Bank having its Specified Office in London has been appointed;

      (f) no resignation by or termination of the appointment of the Registrar shall take effect until a new Registrar having its Specified Office in London has been appointed; and

      (g) the appointment of any additional Paying Agent shall be mutatis mutandis on the terms and subject to the conditions of this Agreement and each of the parties hereto shall co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of such Paying Agent.

 12.10       EFFECT OF RESIGNATION, REVOCATION AND TERMINATION

             Upon any  resignation  or  revocation  taking effect under Clause
             12.1 or 12.2 or any termination under Clause 12.3, the relevant Agent shall:

      (a) without prejudice to any accrued liabilities and obligations, be released and discharged from any further obligations under this Agreement (save that it shall remain entitled to the benefit of, and subject to, Clauses 10, 11, and 12);

      (b) repay to the Third Issuer such part of any fee paid to it in accordance with Clause 10.1 as shall relate to any period hereafter;

      (c) deliver to the Third Issuer and to its Successor Agent a copy, certified as true and up-to-date by an officer of such Agent, of the records maintained by it pursuant to this Agreement;

      (d) forthwith transfer all monies and papers (including any unissued Definitive Third Issuer Notes held by it hereunder) to its successor in that capacity and provide reasonable assistance to its successor for the discharge by it of its duties and responsibilities hereunder; and

      (e) in the case of a Paying Agent, pay to the Successor Paying Agent any amount held by it for payment of principal or interest in respect of the relevant Third Issuer Notes.

12.11  MERGER

      Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Third Issuer, the Note Trustee, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Written notice of any such merger or conversion shall forthwith be given by such successor to the Third Issuer, the Note Trustee and the other Agents.

13.   NON-PETITION

      (a) Each of the Agents and the Note Trustee, in relation to any fees, costs and expenses payable to the Note Trustee but without prejudice to the rights of the Note Trustee under and the provisions of, the Third Issuer Deed of Charge, undertakes to the Third Issuer that until one year and one day has elapsed since the last day on which the Third Issuer has discharged all of its obligations in relation to all the Third Issuer Notes, none of them will petition or commence proceedings for the administration (including, for the avoidance of doubt, the filing of documents with the court or the service of a notice of intention to appoint an administrator) or winding up of the Third Issuer (nor join any person in such proceedings or commencement of proceedings) nor commence any legal proceedings against the Third Issuer.

      (b) Each of the Agents and the Note Trustee shall have recourse only to the Third Issuer Charged Property subject always to the charges set out in the Third Issuer Deed of Charge and the priority of payments set out therein. Upon final realisation of the Third Issuer Charged Property, none of the Agents and the Note Trustee or any person acting on its behalf shall be entitled to take any further steps against the Third Issuer to recover any sums due to each of the Agents and the Note Trustee but still unpaid and all claims in respect of such sums due but still unpaid shall be extinguished.

      (c) Each of the Agents hereby undertakes to and agrees with the Third Issuer and the Note Trustee that:

             (i) only the Note Trustee may enforce the security created in favour of the Note Trustee by the Third Issuer Deed of Charge in accordance with its provisions; and

             (ii) it will not in relation to the matters contemplated in this Agreement take any steps for the purpose of recovering any sums due under this Agreement or enforcing any rights arising out of this Agreement or institute against the Third Issuer or join any other person in instituting against the Third Issuer any winding up, arrangement, reorganisation, liquidation, bankruptcy, insolvency or other proceedings under any similar law for a period of one year and one day after all the Third Issuer Notes issued by the Third Issuer have been redeemed.

      (d) Notwithstanding any other provisions of this Agreement, each of the Agents hereby agrees to be bound by the provisions of the Third Issuer Deed of Charge and in particular confirms that no sum due under the Third Issuer Deed of Charge will be due and payable by the Third Issuer except in accordance with the Third Issuer Deed of Charge, unless and until all sums thereby required to be paid in priority thereto have been paid or discharged in full and agrees that the Third Issuer Deed of Charge will prevail if and to the extent it is inconsistent with this Clause 13.

      (e) Each of the Agents hereby undertakes with the Note Trustee and the Third Issuer that if, whether in the liquidation of the Third Issuer or otherwise (and notwithstanding the provisions of this Clause 13), any payment is made to or amount recovered by any Agent other than in accordance with or the Third Issuer Deed of Charge, the amount so paid or recovered shall be paid by such Agent to the Note Trustee; provided however that this Clause 13 shall have effect only to the extent it does not create and is not deemed to create or constitute a Security Interest.

14.   ASSIGNMENT

14.1  ASSIGNMENT BY THE THIRD ISSUER

      The Third Issuer may assign its rights hereunder without consent subject to and in accordance with the terms of the Third Issuer Deed of Charge.

14.2  NO ASSIGNMENT BY AGENTS

      The Agents may not assign or transfer any of their respective rights and obligations under this Agreement without the prior written consent of the Third Issuer and the Note Trustee, such consent not to be unreasonably withheld or delayed.

15.   TIME

      Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

16.   NOTICES AND DEMANDS

16.1  SERVICE OF NOTICES

      Any notice, communication or demand made under or in connection with this Agreement shall be in writing and shall be delivered personally, or by post, fax or cable to the addresses given in Clause 16.2 or at such other address as the recipient may have notified to the other party in writing. Proof of posting or despatch of any notice or communication shall be deemed to be proof of receipt:

      (a)    in the case of  a letter, on the third business day after posting;
             and

      (b)    in the case of a facsimile on the business day of despatch.

16.2  ADDRESS

      The addresses referred to in this Clause 16.2 are as follows:

      (a) in the case of the Third Issuer, to Permanent Financing (No. 3) PLC, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0) 20 7556 0975) for the attention of the Directors with a copy to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation;

      (b) in the case of the Principal Paying Agent, to Citibank, N.A., London Branch, 5 Carmelite Street, London EC4Y 0PA (facsimile number +44 (0) 20 7508 3878) for the attention of Agency and Trust;

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

      (c) in the case of the Agent Bank, to Citibank N.A., London Branch, 5 Carmelite Street, London EC4Y 0PA (facsimile number +44 (0) 20 7508 3878) for the attention of Agency and Trust;

      (d) in the case of the US Paying Agent, to Citibank, N.A., New York Branch, 14th Floor, Zone 3, 111 Wall Street, New York, New York 10043 (facsimile number +1 (212) 657 3862) for the attention of Agency and Trust;

      (e) in the case of the Registrar, to Citibank, N.A., London Branch, 5 Carmelite Street, London EC4Y 0PA (facsimile number +44 (0) 20 7508 3878) for the attention of Agency and Trust;

      (f) in the case of the Transfer Agent, to Citibank, N.A., London Branch, 5 Carmelite Street, London EC4Y 0PA (facsimile number +44
             (0) 20 7508 3878) for the attention of Agency and Trust;

      (g) in the case of the Note Trustee, to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL, (facsimile number +44
             (0) 20 7964 6399) for the attention of Global Structured Finance - Corporate Trust;

      (h) in the case of Moody's, to Moody's Investor Services, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number +44 (0) 20 7772 5400) for the attention of Asset Backed Finance;

      (i) in the case of S&P, to Standard & Poor's, Garden House, 18 Finsbury Circus, London EC2M 7BP (facsimile number +44 (0) 20 7826
             3598) for the attention of the Structured Finance Surveillance Group; and

      (j) in the case of Fitch, to Fitch Ratings Limited, Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number +44 (0) 20 7417
             6262) for the attention of European Structured Finance;

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 16.

17.   MISCELLANEOUS

17.1  COUNTERPARTS

      This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument Provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

17.2  AMENDMENTS

      This Agreement may be amended by the parties hereto, without the consent of any Noteholder, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the parties may agree is necessary or desirable, provided that such amendment shall not be inconsistent with the



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

      Conditions and, in the Note Trustee's sole discretion, shall not be materially prejudicial to the Noteholders of any class.

18.   EXCLUSION OF THIRD PARTY RIGHTS

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19.   GOVERNING LAW

19.1  GOVERNING LAW

      This Agreement is governed by, and shall be construed in accordance with, English law.

19.2  JURISDICTION

      (a) The Agents irrevocably agree for the benefit of the Third Issuer and the Note Trustee that the courts of England are to have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as PROCEEDINGS) may be brought in the courts of England.

      (b) The Agents irrevocably and unconditionally waive and agree not to raise any objection which they may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgement in any Proceedings brought in the courts of England shall be conclusive and binding upon the Agents and may be enforced in the courts of any other jurisdiction.

      (c) Nothing contained in this Clause shall limit any right to take Proceedings against any party to this Agreement in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

      (d) The US Paying Agent irrevocably and unconditionally appoints the Principal Paying Agent at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of it ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

      (e)    The Paying Agents:

             (i) agree to procure that, so long as any of the Third Issuer Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Note Trustee with an office in London with authority to accept service as aforesaid;

             (ii) agree that failure by any such person to give notice of such service of process to the relevant Paying Agent shall not impair the validity of such service or of any judgement based thereon;

             (iii) consent  to  the  service  of  process  in  respect  of  any
                   Proceedings by the airmailing of copies, postage prepaid, to the relevant Paying Agent in accordance with Clause 16; and

             (iv) agree that nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

19.3  APPROPRIATE FORUM

      Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

19.4  NON-EXCLUSIVITY

      The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the parties or any of them to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

20.   EXCLUSION OF LIABILITY

      The Note Trustee is a party to this Agreement only to receive the benefit of the provisions in this Agreement and has no liability under this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first mentioned above.

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

                                  SCHEDULE 1

                        SPECIFIED OFFICES OF THE AGENTS


THE PRINCIPAL PAYING AGENT

5 Carmelite Street
London
EC4Y 0PA

THE US PAYING AGENT

14th Floor
Zone 3
111 Wall Street
New York, NY  10043

THE AGENT BANK

5 Carmelite Street
London
EC4Y 0PA

THE REGISTRAR

5 Carmelite Street
London
EC4Y 0PA

THE TRANSFER AGENT

5 Carmelite Street
London
EC4Y 0PA

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



                                  SCHEDULE 2

               REGULATIONS CONCERNING THE TRANSFER, EXCHANGE AND

         REGISTRATION OF THE REGISTERED DEFINITIVE THIRD ISSUER NOTES

1. In this Schedule, any reference to THIRD ISSUER NOTE or THIRD ISSUER NOTES shall be construed as a reference to a Definitive Third Issuer Note in registered form. The Third Issuer Notes are in Authorised Denominations.

2. Subject to paragraph 6 below, a Third Issuer Note may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, TRANSFEROR shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

3. Each Third Issuer Note to be transferred or exchanged must be surrendered for registration, together with a duly completed and executed form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) at the Specified Office of the Paying Agents, the Registrar or the Transfer Agent, together with such evidence as the Paying Agents, the Registrar or the Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer or exchange of a Third Issuer Note shall conform to any list of duly authorised specimen signatures supplied by the holder of such Third Issuer Note or be certified by a financial institution in good standing, notary public or in such other manner as the Paying Agents, the Registrar or the Transfer Agent may require.

4. No Noteholder may require the transfer of a Third Issuer Note to be registered during the period of 15 calendar days ending on an Interest Payment Date in respect of such Third Issuer Note.

5. The executors or administration of a deceased holder of any Third Issuer Notes (not being one of several joint holders) and, in the case of the death of one or more of several joint holders, the survivor or survivors of such joint holders, shall be the only persons recognised by the Third Issuer as having any title to such Third Issuer Notes.

6. Any person becoming entitled to any Third Issuer Notes in consequence of the death or bankruptcy of the holder of such Third Issuer Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the
      Paying Agents, the Registrar or the Transfer Agent shall require (including legal opinions), become registered himself as the holder of such Third Issuer Notes or, subject to the provisions of these Regulations, the Third Issuer Notes and the relevant Conditions as to transfer, may transfer such Third Issuer Notes. The Third Issuer, the Transfer Agent, the Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Third Issuer Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the relevant Third Issuer Notes.

7. Unless otherwise required by him and agreed by the Third Issuer, the holder of any Third Issuer Notes shall be entitled to receive only one Third Issuer Note in respect of his holding.

8. The joint holders of any Third Issuer Note shall be entitled to one Third Issuer Note only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.

9. Where there is more than one transferee (to hold other than as joint holders), separate forms of transfer (obtainable from the specified office of a Paying Agent, the Registrar or the Transfer Agent) must be completed in respect of each new holding.

10. Where a holder of Third Issuer Notes has transferred part only of his holding comprised therein, there shall be delivered to him a new Third Issuer Note in respect of the balance of such holding.

11. The Third Issuer, the Transfer Agent, a Paying Agent and the Registrar shall, save in the case of the issue of replacement Third Issuer Notes pursuant to the Conditions, make no charge to the holders for the registration of any holding of Third Issuer Notes or any transfer thereof or for the issue of any Third Issuer Notes or for the delivery thereof at the Specified Office of the Transfer Agent, such Paying Agent or the Registrar or by uninsured post to the address specified by the holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the holder or the transferee thereof as the Paying Agents, the Registrar or the Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

12. Provided a transfer of a Third Issuer Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Third Issuer Note(s) transferred are presented to the Transfer Agent and/or a Paying Agent in accordance with the Third Issuer Paying Agent and Agent Bank Agreement and these Regulations and subject to unforeseen circumstances beyond the control of the Transfer Agent, a Paying Agent or the Registrar arising, such Transfer Agent, Paying Agent and the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office or despatch to the transferee by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Third Issuer Notes may have specified, a Third Issuer Note in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Third Issuer Note by or on behalf of the Registrar; and, for the purposes of this paragraph, BUSINESS DAY means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Paying Agents, the Registrar and the Transfer Agent have their respective Specified Office.


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


                                  SIGNATORIES



SIGNED by                               )
for and on behalf of                    )
PERMANENT FINANCING (NO. 3) PLC         )


SIGNED by                               )
for and on behalf of                    )
CITIBANK, N.A. LONDON BRANCH            )
(as Principal Paying Agent)             )


SIGNED by                               )
for and on behalf of                    )
CITIBANK, N.A. LONDON BRANCH            )
(as Agent Bank)                         )


SIGNED by                               )
for and on behalf of                    )
CITIBANK, N.A. NEW YORK BRANCH          )
(as US Paying Agent)                    )


SIGNED by                               )
for and on behalf of                    )
CITIBANK, N.A. LONDON BRANCH            )
(as Registrar)                          )


SIGNED by                               )
for and on behalf of                    )
CITIBANK, N.A. LONDON BRANCH            )
(as Transfer Agent)                     )


SIGNED by                               )
for and on behalf of                    )
THE BANK OF NEW YORK                    )
(as Note Trustee)                       )


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